UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2023

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities.

On September 28, 2023, Coherus BioSciences, Inc. (the “Company”) entered into an Optional Stock Purchase Agreement (the “Agreement”) with a contract manufacturing organization (the “CMO”) that gave the Company the option in its sole discretion to elect to pay for services required to manufacture multiple batches of one of the Company’s products according to agreed specifications by either paying cash to the CMO (the “Cash Service Fee Payment”) or by issuing shares of its common stock, par value $0.0001 per share (the “Common Stock”), in a private placement offering to the CMO (the “Stock Service Fee Payment”). On October 4, 2023, the Company notified the CMO of its election of the Stock Service Fee Payment. The purchase price per share of Common Stock is equal to the volume-weighted average closing trading price per share of Common Stock on the Nasdaq Global Market over the ten trading day period ending on and including October 6, 2023.

At the closing of the transactions contemplated by the Agreement, expected to be on October 9, 2023, the Company will issue approximately 2,225,513 shares of its Common Stock to the CMO for a price of $3.675 per share of Common Stock, representing an aggregate value of approximately $8.2 million.

The Company will issue the Common Stock to the CMO in reliance upon the exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended. The issuance and sale will not be conducted in connection with a public offering, and no public solicitation or advertisement is being made or relied upon in connection with the issuance of the shares of Common Stock. The Company is relying on these exemptions from registration based in part on representations made by the CMO in the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2023	COHERUS BIOSCIENCES, INC.

	By:	/s/ McDavid Stilwell
	Name:	McDavid Stilwell
	Title:	Chief Financial Officer